Exhibit 99.1

iSpecimen to Establish $200M Corporate Treasury Built Around Solana Cryptocurrency with BlockArrow

Woburn, MA – August 7, 2025 – iSpecimen Inc. (NASDAQ: ISPC), a technology-enabled company modernizing the way human biospecimens are sourced for scientific research, today announced a major strategic initiative aimed at integrating digital assets into its business model. The company is looking to build an up to $200 million corporate treasury reserve based on the Solana blockchain ecosystem.

iSpecimen has retained WestPark Capital to advise on the initiative with any funds that may be allocated or raised to be earmarked for building a digital asset treasury that will support long-term value creation and fuel innovation across iSpecimen’s digital infrastructure.

To ensure the initiative is guided by rigorous strategy and strong compliance, iSpecimen has also contracted with BlockArrow, a leading digital asset advisory and management firm. BlockArrow Capital is a Chicago-based digital asset investment firm founded in 2019, managing two distinct strategies. Fund I is a liquid, actively managed crypto portfolio focused on altcoin outperformance and tactical positioning. Fund II is a Fund of Funds providing diversified exposure to institutional-grade crypto hedge funds and venture strategies, rebalanced at market extremes to optimize risk-adjusted returns. Rooted in long-only, thesis-driven strategies that combine on-chain metrics with fundamental research, founders Thomas Sutker and Dylan Gold draw upon a range of institutional tools—including Coinbase Custody, Ledger, FalconX, Dune Analytics, Token Terminal, and Nansen—to support their data-driven asset management approach.

iSpecimen plans to feature security and investor protection as central components of its treasury structure. BlockArrow employs such a layered security model including offline cold storage, insured custody through Coinbase Custody, and institutional-grade risk controls. Coinbase Custody’s insurance coverage extends to risks such as theft, damage, or operational failures, backed by Lloyd’s of London syndicates.

“This initiative represents a bold step forward in iSpecimen’s pursuit of technological leadership in the life sciences,” said Rob Lim, CEO of iSpecimen. “By building a Solana-based treasury, we believe that we are aligning with the future of decentralized infrastructure and digital assets. Our collaborations with WestPark Capital and BlockArrow are expected to provide the expertise and capital needed to make this vision a reality.”

“At BlockArrow, we specialize in secure, compliant, and forward-thinking crypto strategies,” added Thomas Sutker, Co-Founder of BlockArrow.

The Company plans to diversify its future digital treasury across high-performing crypto assets, with a focus on liquidity, capital preservation, and sustainable growth and plans to initially select Solana as the foundation for its digital asset treasury due to its unique strengths, including:

●	High Throughput & Scalability: Solana’s hybrid Proof-of-History and Proof-of-Stake consensus mechanisms allow for fast, low-latency transactions at scale.

●	Low Transaction Costs: Minimal fees make Solana ideal for handling frequent, small transactions—a key requirement for future decentralized applications in research.

●	Developer-Friendly Tools: With an active developer community and frameworks like Anchor, Solana offers a strong base for building custom dApps.

●	Enterprise Security: The Solana Virtual Machine (SVM) provides robust execution for smart contracts with a focus on security and performance.

“This strategic move reflects iSpecimen’s financial and operational innovation,” said Katie Field, President of iSpecimen. Ms. Field continued, “As blockchain adoption gains momentum, we aim to be a leader—not just an adopter—of digital assets and generating returns via an attractive and well planned portfolio.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including the uncertainty regarding future commercial success; risks and uncertainties associated with market conditions, risks related to the regulatory environment for cryptocurrency transactions, and the Company’s ability to develop and maintain its crypto treasury strategy. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 14, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iSpecimen specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contacts:

info@ispecimen.com